EXHIBIT 7.25

POWER OF ATTORNEY

     KNOW  ALL  PERSONS  BY  THESE   PRESENTS  that  GS  MEZZANINE   PARTNERS  V
INSTITUTIONAL  FUND,  L.L.C.  (the "Company")  does hereby make,  constitute and appoint each of Bruce A. Albert,  Andrea Louro DeMar,  Yvette  Kosic,  Rachel E.
Parrish, Michael T. Seeley, and Kevin P. Treanor, (and any other employee of The
Goldman Sachs Group, Inc. or one of its affiliates  designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and  deliver in it name and on its behalf  whether the Company is acting individually or as representative of others,  any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended,  the
"Act"),  with respect to securities which may be deemed to be beneficially owned
by  the   Company   under  the  Act,   giving  and   granting   unto  each  said
attorney-in-fact  power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if  personally  present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY  shall  remain in full force and effect until either revoked  in  writing  by the  undersigned  or until  such time as the  person or persons to whom power of  attorney  has been  hereby  granted  cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

     IN WITNESS  WHEREOF,  the undersigned has duly subscribed these presents as of April 1, 2008.

GS MEZZANINE PARTNERS V INSTITUTIONAL FUND, L.L.C.

By: /s/   John E. Bowman
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Name:   John E. Bowman
Title:  Managing Director